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                                                                  EXHIBIT 99.1.2

                              SYBARI SOFTWARE, INC.

                               353 Larkfield Road
                         East Northport, New York 11731

                                             May 25, 2001

To the Holders of Series A Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock of Sybari Software, Inc.:

      We refer you to (i) the Securities Purchase and Redemption Agreement, dated as of March 30, 2001 (the "Agreement"), by and among Sybari Software, Inc. (the "Company"), each of Robert A. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule 1.1 of the Agreement (the "Investors"), (ii) the Shareholders' Agreement, dated as of March 30, 2001 (the "Shareholders' Agreement"), by and among the Company, the Principal Shareholders, the Investors, and certain other holders of common stock, par value $0.01 per share (the "Common Stock"), of the Company and (iii) the Redemption Agreement, dated as of March 30, 2001 (the "Redemption Agreement"), by and among the Company and the Investors. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

      The Company and each of the Principal Shareholders hereby agree with you as follows:

FIRST: Article XI of the Agreement shall be amended by deleting the definition of the term "Liquidity Event" in its entirety and substituting in lieu thereof the following:

            "Liquidity Event" means any one (1) or more of the following: (i) the liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary; (ii) a sale, merger, or similar transaction involving the Company, as the result of which those Persons who held 100% of the voting stock of the Company immediately prior to such transaction do not hold more than 50% of the voting stock of the Company (or the surviving or resulting entity) after giving effect to such transaction;
      (iii) the sale of all or substantially all of the assets of the Company; or (iv) the consummation of the first public offering of securities of the Company pursuant to a registration statement filed and declared effective under the Act, pursuant to which (A) the aggregate public offering price of the shares sold by the Company equals or exceeds $50,000,000, (B) the price per share of Common Stock equals or exceeds at least three (3) times the original purchase price of the Series B Preferred Stock (which amount shall be subject to equitable adjustments whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock or the Series B

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      Preferred Stock) and (C) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full.

SECOND: The Shareholders' Agreement shall be amended by deleting the last sentence of Section 9 in its entirety and substituting in lieu thereof the following:

            A "Qualified Public Offering" means the first public offering of securities of the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), pursuant to which (A) the aggregate public offering price of the shares sold by the Company equals or exceeds $50,000,000, (B) the price per share of Common Stock equals or exceeds at least three (3) times the original purchase price of the Series B Preferred Stock (which amount shall be subject to equitable adjustments whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock or the Series B Preferred Stock) and (C) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full.

THIRD: The Redemption Agreement shall be amended by deleting the last sentence of Section 1 in its entirety and substituting in lieu thereof the following:

            For the purposes of this Redemption Agreement, the term "Liquidity Event" means any one (1) or more of the following: (i) the liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary; (ii) a sale, merger, or similar transaction involving the Company, as the result of which those Persons who held 100% of the voting stock of the Company immediately prior to such transaction do not hold more than 50% of the voting stock of the Company (or the surviving or resulting entity) after giving effect to such transaction; (iii) the sale of all or substantially all of the assets of the Company; or (iv) the consummation of the first public offering of securities of the Company pursuant to a registration statement filed and declared effective under the Act, pursuant to which (A) the aggregate public offering price of the shares sold by the Company equals or exceeds $50,000,000, (B) the price per share of Common Stock equals or exceeds three (3) times the original purchase price of the Series B Preferred Stock (which amount shall be subject to equitable adjustments whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock or the Series B Preferred Stock) and (C) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full.

FOURTH: Except as amended by this letter agreement, it is expressly acknowledged and understood that this letter agreement shall not be construed to alter any other provisions in the Agreement, the Shareholders' Agreement or the Redemption Agreement. Except as amended by this letter agreement, all of the provisions of the Agreement, the Shareholders' Agreement and the Redemption Agreement shall remain in full force and effect from and after the date hereof.

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FIFTH: This letter agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more copies of this letter agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                                      COMPANY:

                                      SYBARI SOFTWARE, INC.

                                      By: /s/ Robert G. Wallace
                                          --------------------------------------
                                          Name:
                                          Title:

                                      PRINCIPAL SHAREHOLDERS:

                                      /s/ Robert G. Wallace
                                      ------------------------------------------
                                      Robert G. Wallace

                                      /s/ Tobias Berman
                                      ------------------------------------------
                                      Tobias Berman

                                      /s/ Gregory A. Tetrault
                                      ------------------------------------------
                                      Gregory A. Tetrault

                                      /s/ Patrick A. FitzMaurice
                                      ------------------------------------------
                                      Patrick A. FitzMaurice

ACKNOWLEDGED AND AGREED:

Summit Ventures V, L.P.

By: Summit Partners V, L.P.
    Its General Partner

    By: Summit Partners, LLC
        Its General Partner

    By:
        -----------------------
        Member

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FIFTH: This letter agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more copies of this letter agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                                   COMPANY:

                                   SYBARI SOFTWARE, INC.

                                   By:__________________________________________
                                      Name:
                                      Title:

                                   PRINCIPAL SHAREHOLDERS:

                                   _____________________________________________
                                   Robert G. Wallace

                                   _____________________________________________
                                   Tobias Berman

                                   _____________________________________________
                                   Gregory A. Tetrault

                                   _____________________________________________
                                   Patrick A. FitzMaurice

ACKNOWLEDGED AND AGREED:

Summit Ventures V, L.P.

By: Summit Partners V, L.P.
    Its General Partner

    By: Summit Partners, LLC
        Its General Partner

        By: /s/ Tom Roberts
            -----------------------

                                        3
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            Member

Summit V Companion Fund, L.P.

By: Summit Partners V, L.P.
    Its General Partner

    By: Summit Partners, LLC
        Its General Partner

        By: /s/ Tom Roberts
            -----------------------
            Member

Summit V Advisors Fund, L.P.

By: Summit Partners, LLC
    Its General Partner

        By: /s/ Tom Roberts
            -----------------------
            Member

Summit V Advisors Fund (QP), L.P.

By: Summit Partners, LLC
    Its General Partner

        By: /s/ Tom Roberts
            -----------------------
            Member

Summit Subordinated Debt Fund II, L.P.

By: Summit Partners SD II, LLC
    Its General Partner

        By: /s/ Tom Roberts
            -----------------------
            Member

Summit Investors III, L.P.

By: /s/ Tom Roberts
    -----------------------
    General Partner

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